                                         Filing Under Rule 424(b)(3)
                                         Registration File No. 33-63139-01
                                         Dealer:  Merrill Lynch & Co.
                                         Address:  Tritech Services,
                                         4 Corporate Place, Corporate Park 287,
                                         Piscataway, New Jersey  08854
                                         Contact:  Nachman Kimerling, Final
                                         Prospectus Unit, (908) 878-6530
                                         Cusip #: 87228RAD5

Pricing Supplement No. C-4 Dated March 28, 1996
(To Prospectus dated November 14, 1995 and
 Prospectus Supplement dated December 20, 1995)


                            TCI COMMUNICATIONS, INC.
               MEDIUM TERM NOTES, SERIES C - SENIOR FLOATING RATE

Trade Date:                       March 25, 1996         Initial Interest Rate:           6.14375%

Principal Amount:                 $75,000,000            Currency:                        U.S. Dollars

Stated Maturity Date:             April 1, 2002          Original Issue Date:             April 1, 1996

Issue Price:                      100.0%                 Net Proceeds to Issuer:          $74,587,500

Selling Agent's Commission:       $412,500               Min. Denomination:               $1,000


Form:            X        Book-Entry
                 -
                          Certified
                 -

Interest:
         Base Rate:           CD Rate                  Commercial Paper Rate         X   LIBOR
                          --                       --                               --
                              Federal Funds Rate       Other (see attached)              Prime Rate
                          --                       --                               --
                              Treasury Rate
                          --

Interest Determination Dates:         Two business days before interest payment date.
Interest Payment Date:            Quarterly, on the third Wednesday of March, June, September and December
Interest Reset Period:            Quarterly            Maximum Interest Rates:  N/A
Interest Payment Period:          Quarterly            Minimum Interest Rates:  N/A
Spread:                           3 mo. LIBOR +.675 (Telerate Page 3750)

Redemption:      X        The Notes cannot be redeemed prior to maturity
                 -
                          The Notes may be redeemed prior to maturity
                 -

         Initial Redemption Date:                           N/A
         Initial Redemption Price:                          N/A
         Annual Redemption Price Reduction:                 N/A

Repayment:       X        The Notes cannot be repaid prior to maturity
                 -
                          The Notes can be repaid prior to maturity at the
                 -        option of the holder

Repayment Price:          N/A     Repayment Date:           N/A

Original Issue
Discount Note:            Yes
                 -
                 X        No
                 -

         Total Amount of OID:              N/A
         Yield to Maturity:                N/A
         Initial Accrual Period:           N/A
Optional Extension of Maturity Date:       N/A
Final Maturity Date:                       April 1, 2002

                                                     Filing Under Rule 424(b)(3)
                                               Registration File No. 33-63139-01
                                                   Dealer:  Morgan Stanley & Co.
                                   Address:  1221 Avenue of the Americas, NY, NY
                                            Contact:  Tony Thees, (212) 296-5318
                                                              Cusip #: 87228RAF0

Pricing Supplement No. C-6 Dated March 28, 1996
(To Prospectus dated November 14, 1995 and
 Prospectus Supplement dated December 20, 1995)


                            TCI COMMUNICATIONS, INC.

                Medium Term Notes, Series C - Senior Fixed Rate

Trade Date:                       March 27, 1996            Initial Interest Rate:          6.69%

Principal Amount:                 $50,000,000               Currency:                       U.S. Dollars

Stated Maturity Date:             March 31, 2006            Original Issue Date:            April 1, 1996

Issue Price:                      100.0%                    Net Proceeds to Issuer:         $49,775,000

Selling Agent's Commission:       $225,000                  Min. Denomination:              $1,000.00


Form:            X        Book-Entry
                 -
                          Certified
                 -

Redemption:      X        The Notes cannot be redeemed prior to maturity
                 -
                          The Notes may be redeemed prior to maturity
                 -

         Initial Redemption Date:                           N/A
         Initial Redemption Price:                          N/A
         Annual Redemption Price Reduction:                 N/A

Repayment:                The Notes cannot be repaid prior to maturity
                 -
                 X        The Notes can be repaid prior to maturity at the
                 -        option of the holder upon 30 days notice.

         Repayment Price:                                   100%
         Repayment Date:                                    March 31, 2000

Original Issue
Discount Note:            Yes
                 -
                 X        No
                 -

         Total Amount of OID:     N/A
         Yield to Maturity:       N/A
         Initial Accrual Period:  N/A

Optional Extension of Maturity Date:       N/A
Final Maturity Date:                       March 31, 2006